                                 EXHIBIT 4.10(a)
                           FOURTH MODIFICATION AGREEMENT

     THIS FOURTH MODIFICATION AGREEMENT ("Agreement") is entered into as of December 31, 1998, among the Borrowers named herein, the Banks listed on the signature pages of this Agreement, and BANK ONE, ARIZONA, NA, a national banking association, as Agent. The parties hereto agree as follows:

RECITALS:

     A. Agent, the banks named therein ("Banks") and RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF MARYLAND, INC., a Maryland corporation, RICHMOND AMERICAN HOMES OF NEVADA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF VIRGINIA, INC., a Virginia corporation, RICHMOND AMERICAN HOMES OF ARIZONA, INC., a Delaware corporation (formerly known as Richmond American Homes, Inc.), RICHMOND AMERICAN HOMES OF COLORADO, INC., a Delaware corporation (formerly known as Richmond Homes, Inc. I) and RICHMOND HOMES, INC. II, a Delaware corporation (subsequently merged into Richmond Homes, Inc. I), as Borrowers (collectively, the "Original Borrowers") entered into a Credit Agreement dated as of April 10, 1996, an Agreement dated March 3, 1997, a First Modification Agreement dated as of March 28, 1997, a Second Modification Agreement dated as of October 29, 1997, and a Third Modification Agreement dated as of June 2, 1998 (collectively, the "Credit Agreement"). Pursuant to the Credit Agreement, Banks, among other things, established a credit facility ("Credit Facility") for Original Borrowers, which is evidenced by the Notes. Capitalized terms not otherwise defined herein shall have the same meanings ascribed to such terms in the Credit Agreement.

     B. Original Borrowers have requested that Banks add RICHMOND AMERICAN HOMES OF NORTHERN CALIFORNIA, INC., a Colorado corporation ("Assuming Borrower" and, together with Original Borrowers, "Borrowers") as a borrower under the Credit Agreement. Banks have agreed to so modify the Credit Facility and to amend the Credit Agreement and other Loan Documents on the terms and subject to the conditions set forth in this Agreement.

AGREEMENTS:

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Banks (as hereafter defined) and Agent agree as follows:

SECTION 1. ACCURACY OF RECITALS.

     The parties acknowledge the accuracy of the Recitals.

SECTION 2.  MODIFICATION OF CREDIT AGREEMENT.

     Effective as of the Effective Date (as hereafter defined), the Credit Agreement shall be modified as follows:

     2.1 The following definition is hereby amended in its entirety as set forth in Article I:

            "Borrowers" means RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF MARYLAND, INC., a Maryland corporation, RICHMOND AMERICAN HOMES OF NEVADA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF VIRGINIA, INC., a Virginia corporation, RICHMOND AMERICAN HOMES OF ARIZONA, INC., a Delaware corporation (formerly known as Richmond American Homes, Inc.), RICHMOND AMERICAN HOMES OF COLORADO, INC., a Delaware corporation (formerly known as Richmond Homes, Inc. I), RICHMOND AMERICAN HOMES OF NORTHERN CALIFORNIA, INC., a Colorado corporation, and their successors and assigns, and any Subsidiary that shall hereafter become a Borrower in accordance with Section 11.4 hereof, and any successors and assigns of any of the foregoing. "Borrower" means any one of the Borrowers.

     2.2 The definition of "Convertible Subordinated Notes" is hereby deleted from Article I of the Credit Agreement and such phrase is also deleted in each place in the Credit Agreement that it appears.

SECTION 3.  OTHER MODIFICATIONS; RATIFICATION OF LOAN DOCUMENTS.

     3.1 As of the Effective Date, each reference in the Loan Documents to any of the Loan Documents is hereby amended to be a reference to such document as modified herein.

     3.2 The Loan Documents are ratified and affirmed by Borrowers and shall remain in full force and effect as modified herein.

SECTION 4.  BORROWERS REPRESENTATIONS AND WARRANTIES.

     Borrowers represent and warrant to Banks and Agent:

     4.1 As of December 28, 1998, the outstanding principal balance of the Notes is $40,000,000.00; interest has been paid through the due date.

     4.2 Assuming Borrower is (a) a Wholly-Owned Subsidiary of Guarantor, and (b) a Restricted Subsidiary, as defined in the Indenture.

     4.3 No Event of Default and no Unmatured Event of Default has occurred and is continuing under any of the Loan Documents as modified herein. The addition of Assuming Borrower as a Borrower shall not cause an Event of Default or an Unmatured Event of Default to occur.

     4.4 There has been no material adverse change in the financial condition of any Borrower or Guarantor or any other person whose financial statement has been delivered to Agent in connection with the Credit Facility from the most recent financial statement received by Agent.

     4.5 Each and all representations and warranties of Borrowers in the Loan Documents are accurate on the date hereof, except as may have been previously disclosed to Banks in writing.

     4.6 Borrowers have no claims, counterclaims, defenses, or set-offs with respect to the Credit Facility or the Loan Documents as modified herein.

     4.7 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrowers, enforceable against Borrowers in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

     4.8 Each Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of each Borrower. This Agreement has been duly executed and delivered on behalf of each Borrower.

SECTION 5.  BORROWER COVENANTS.

     Borrowers covenant with Agent and Banks as follows:

     5.1 Borrowers shall execute, deliver, and provide to Agent such additional agreements, documents, and instruments as reasonably required by Agent to effectuate the intent of this Agreement.

     5.2 Borrowers fully, finally, and absolutely and forever release and discharge Agent and Banks and their present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrowers, whether now known or unknown to Borrowers, and whether contingent or matured, (i) in respect of the Credit Facility, the Loan Documents, or the actions or omissions of Agent or

Banks in respect of the Credit Facility or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement.

SECTION 6.  CONDITIONS PRECEDENT.

     The agreements of Banks and Agent and the modifications contained herein shall not be binding upon Banks and Agent until Borrowers have executed and delivered this Agreement and Agent has received, at Borrowers' expense, all of the following on or before December 31, 1998 (the "Effective Date"), and each of which shall be in form and content satisfactory to Agent and Banks and shall be subject to approval by Agent and Banks:

     6.1 An original of this Agreement fully executed by Borrowers and Guarantor;

     6.2 A Replacement Promissory Note payable to the order of Bank One, Arizona, NA in the amount of $75,000,000.00, in the form attached hereto as EXHIBIT A, fully executed by Borrowers, which shall be deemed to be a Note for all purposes under the Credit Agreement;

     6.3 A Replacement Promissory Note payable to the order of Bank United in the amount of $75,000,000.00, in the form attached hereto as EXHIBIT B, fully executed by Borrowers, which shall be deemed to be a Note for all purposes under the Credit Agreement;

     6.4 A Replacement Promissory Note payable to the order of KeyBank National Association in the amount of $50,000,000.00, in the form attached hereto as EXHIBIT C, fully executed by Borrowers, which shall be deemed to be a Note for all purposes under the Credit Agreement;

     6.5 A Promissory Note payable to the order of Bank of America National Trust and Savings Association, assignee of NationsBank, N.A., in the amount of $50,000,000.00, in the form attached hereto as EXHIBIT D, fully executed by Borrowers, which shall be deemed to be a Note for all purposes under the Credit Agreement;

     6.6 A Replacement Promissory Note payable to the order of Sanwa Bank California in the amount of $25,000,000.00, in the form attached hereto as EXHIBIT E, fully executed by Borrowers, which shall be deemed to be a Note for all purposes under the Credit Agreement;

     6.7 A Promissory Note payable to the order of AmSouth Bank in the amount of $25,000,000.00, in the form attached hereto as EXHIBIT F, fully executed by Borrowers, which shall be deemed to be a Note for all purposes under the Credit Agreement;

     6.8 With respect to Assuming Borrower, Borrowers have furnished to Agent with sufficient copies for Banks:

               (i) Copies of the certificate of incorporation of Assuming Borrower, together with all amendments, and a certificate of good standing, all certified by the appropriate governmental officer in the jurisdiction of incorporation.

               (ii) Copies, certified by the Secretary or Assistant Secretary of Assuming Borrower, of its by-laws and of its Board of Directors' resolutions authorizing the execution of this Agreement and the assumption of Borrowers' obligations under the Loan Documents.

               (iii) Incumbency certificates, executed by the Secretary or Assistant Secretary of Assuming Borrower, which shall identify by name and title and bear the signature of the officers authorized to sign this Agreement and to make borrowings under the Loan Documents and to request, apply for and execute Facility Letter of Credit Reimbursement Agreements with respect to Facility Letters of Credit, upon which certificates Agent, Banks and the Issuing Bank shall be entitled to rely until informed of any change in writing by Assuming Borrower.

               (iv) A written certificate of General Counsel of Guarantor, addressed to Agent and Banks in substantially the form of EXHIBIT G hereto.

     6.9 Such resolutions or authorizations and such other documents as Agent may require relating to the existence and good standing of each Original Borrower and Guarantor, and the authority of any person executing this Agreement or other documents on behalf of each Original Borrower and Guarantor;

     6.10 Payment of all the internal and external costs and expenses incurred by Agent in connection with this Agreement (including, without limitation, inside and outside attorneys and processing costs, expenses, and fees).

SECTION 7. ASSUMPTION BY ASSUMING BORROWER.

     7.1 Assuming Borrower hereby assumes the obligation for payment of the indebtedness evidenced by the Notes and for the performance of all covenants, conditions, provisions and agreements under the Loan Documents, as the same are amended hereby. Assuming Borrower hereby covenants, promises and agrees (i) to pay the Notes at the times, in the manner and in all other respects as therein provided or as it may be modified in writing between the obligor and the holder thereof; (ii) to perform each and all of the covenants, conditions, provisions and agreements in the Loan Documents, as the same are amended hereby, to be performed by Borrowers, at the time, in the manner and in all other respects as therein provided; and (iii) to be bound by each and every term, condition and provision of the Credit Agreement, the Notes, and the other Loan Documents, as the same are amended hereby, as though such documents and instruments had originally been made, executed and delivered by Assuming Borrower.

     7.2 Banks hereby consent to the foregoing assumption by Assuming Borrower. Such consent shall in no way affect the liability or obligations of Original Borrowers under the Credit Agreement, the Notes and the other Loan Documents, as the same are amended hereby, nor the liability of Guarantor. Such consent shall not constitute a consent to any further assumption by any other party.

     7.3 Original Borrowers hereby acknowledge and agree that their liability, obligations and agreements under the Credit Agreement, the Notes, and the other Loan Documents, as the same are amended hereby, shall continue unaffected hereby.

SECTION 8.  GENERAL.

     8.1 The Loan Documents as modified herein contain the complete understanding and agreement of Borrowers, Banks and Agent in respect of the Credit Facility and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

     8.2 The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrowers, Banks and Agent and their successors and assigns; provided, however, Borrowers may not assign any of their rights or delegate any of their obligations under the Loan Documents and any purported assignment or delegation shall be void.

     8.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

     8.4 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

     IN WITNESS WHEREOF, Borrowers, Banks, and Agent have executed this Agreement as of the date set forth above.


                                       BORROWERS:

ATTEST:                                RICHMOND AMERICAN HOMES OF
                                       CALIFORNIA, INC., a Colorado corporation


/s/ Daniel S. Japha                    By: /s/ John J. Heaney
-----------------------------             --------------------------------
                                       Name:  John J. Heaney
                                       Title: Vice President



ATTEST:                                RICHMOND AMERICAN HOMES OF
                                       MARYLAND, INC., a Maryland corporation


/s/ Daniel S. Japha                    By: /s/ John J. Heaney
-----------------------------             --------------------------------
                                       Name:  John J. Heaney
                                       Title: Vice President



ATTEST:                                RICHMOND AMERICAN HOMES OF NEVADA,
                                       INC., a Colorado corporation


/s/ Daniel S. Japha                    By: /s/ John J. Heaney
-----------------------------             --------------------------------
                                       Name:  John J. Heaney
                                       Title: Vice President

ATTEST:                                RICHMOND AMERICAN HOMES OF VIRGINIA,
                                       INC., a Virginia corporation


/s/ Daniel S. Japha                    By: /s/ John J. Heaney
-----------------------------             --------------------------------
                                       Name:  John J. Heaney
                                       Title: Vice President



ATTEST: RICHMOND AMERICAN HOMES OF ARIZONA, INC., a Delaware corporation, formerly known as Richmond American Homes, Inc.


/s/ Daniel S. Japha                    By: /s/ John J. Heaney
-----------------------------             --------------------------------
                                       Name:  John J. Heaney
                                       Title: Vice President



ATTEST:                                RICHMOND AMERICAN HOMES OF
                                       COLORADO, INC., a Delaware corporation,
                                       formerly known as Richmond Homes, Inc. I, successor by merger to Richmond Homes, Inc. II


/s/ Daniel S. Japha                    By: /s/ John J. Heaney
-----------------------------             --------------------------------
                                       Name:  John J. Heaney
                                       Title: Vice President



ATTEST: RICHMOND AMERICAN HOMES OF NORTHERN CALIFORNIA, INC., a Colorado corporation


/s/ Daniel S. Japha                    By: /s/ John J. Heaney
-----------------------------             --------------------------------
                                       Name:  John J. Heaney
                                       Title: Vice President

COMMITMENTS                            BANKS AND AGENT:

$75,000,000.00                         BANK ONE, ARIZONA, NA, a national banking
                                       association, Individually and as Agent


                                       By: /s/ Rhonda R. Williams
                                          --------------------------------
                                       Name:  Rhonda R. Williams
                                       Title: Vice President



$75,000,000.00                         BANK UNITED, a federal savings bank


                                       By: /s/ Thomas S. Griffin
                                          --------------------------------
                                       Name:  Thomas S. Griffin
                                       Title: Vice President



$50,000,000.00                         KEYBANK NATIONAL ASSOCIATION, a national
                                       banking association formerly known as KEY
                                       BANK OF COLORADO, a Colorado state bank


                                       By: /s/ Paul Holden
                                          --------------------------------
                                       Name:  Paul Holden
                                       Title: Vice President



$50,000,000.00                         BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION


                                       By: /s/ Michael V. Atkins
                                          --------------------------------
                                       Name: Michael V. Atkins
                                            ------------------------------
                                       Title: Vice President
                                             -----------------------------



$25,000,000.00                         SANWA BANK CALIFORNIA, a California
                                       corporation


                                       By: /s/ Kurt Mair
                                          --------------------------------
                                       Name:  Kurt Mair
                                       Title: Assistant Vice President



$25,000,000.00                         AMSOUTH BANK, an Alabama banking
                                       corporation


                                       By: /s/ Ronny Hudspeth
                                          --------------------------------
                                       Name:  Ronny Hudspeth
                                       Title: Vice President


                          CONSENT AND AGREEMENT OF GUARANTOR

     With respect to the Fourth Modification Agreement, dated December 31, 1998 ("Agreement"), among the Borrowers named therein, the Banks listed on the signature pages of the Agreement, and BANK ONE, ARIZONA, NA, a national banking association, as Agent, the undersigned ("Guarantor") agrees for the benefit of Agent and Banks as follows:

     1. Guarantor acknowledges (i) receiving a copy of and reading the Agreement, (ii) the accuracy of the Recitals in the Agreement, and (iii) the effectiveness of (A) the Guaranty dated April 10, 1996 executed by the undersigned for the benefit of Banks and Agent, as previously modified and as modified herein (the "Guaranty"), and (B) that letter agreement referred to in Sections 5.1 and 13.12 of the Credit Agreement (the "Letter Agreement"). The Guaranty and the Letter Agreement, as modified herein, are referred to individually and collectively as the "Guarantor Documents."

     2. Guarantor consents to the assumption of the Loan Documents by Assuming Borrower, the modification of the Loan Documents and all other matters in the Agreement.

     3. Guarantor fully, finally, and forever releases and discharges Agent, Banks and theirs successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Guarantor has or in the future may have, whether known or unknown, (i) in respect of the Credit Facility, the Loan Documents, the Guarantor Documents, or the actions or omissions of Agent or Banks in respect of the Credit Facility, the Loan Documents, or the Guarantor Documents and (ii) arising from events occurring prior to the date hereof.

     4. Guarantor agrees that all references, if any, to the Notes, the Credit Agreement, and any other Loan Documents in the Guarantor Documents shall be deemed to refer to such agreements, documents, and instruments as modified by the Agreement.

     5. Guarantor reaffirms the Guarantor Documents and agrees that the Guarantor Documents continue in full force and effect and remain unchanged, except as specifically modified by this Consent and Agreement of Guarantor.

     6. Guarantor agrees that the Loan Documents, as modified by the Agreement, and the Guarantor Documents, as modified by this Consent and Agreement of Guarantor, are the legal, valid, and binding obligations of Borrowers and the undersigned, respectively, enforceable in accordance with their terms against Borrowers and the undersigned, respectively, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

     7. Guarantor agrees that Guarantor has no claims, counterclaims, defenses, or offsets with respect to the enforcement against Guarantor of the Guarantor Documents.

     8. Guarantor represents and warrants that there has been no material adverse change in the financial condition of any Guarantor from the most recent financial statement received by Agent.

     9. Guarantor is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Guarantor Documents as modified herein. The execution and delivery of this Agreement and the performance of the Guarantor Documents as modified herein have been duly authorized by all requisite action by or on behalf of Guarantor. This Agreement has been duly executed and delivered on behalf of Guarantor.

     DATED as of the date of the Agreement.


ATTEST:                                M.D.C. HOLDINGS, INC., a Delaware
                                       corporation


/s/ Daniel S. Japha                    By: /s/ John J. Heaney
-----------------------------             --------------------------------
                                       Name:  John J. Heaney
                                       Title: Vice President and Treasurer

                                                                 GUARANTOR